Exhibit 4.9

STOCKHOLDERS’ VOTING AGREEMENT

STOCKHOLDERS’ VOTING AGREEMENT made this 22nd day of December, 2005 by and among (i) Supernus Pharmaceuticals, Inc., a Delaware corporation (the “Company”), (ii) holders of Common Stock or options to acquire Common Stock whose names are set forth under the heading “Holders” on Exhibit A hereto and each person (other than an Investor) who shall, after the date hereof, acquire shares of Common Stock and join in and become a party to this Agreement by executing and delivering to the Company an Instrument of Accession in the form of Exhibit B hereto (the persons described in this clause (ii) being referred to collectively as the “Holders” and singularly as a “Holder”) and (iii) those persons whose names are set forth under the heading “Investors” on Exhibit A hereto and each person who shall, after the date hereof, acquire shares of Series A Preferred Stock and join in and become a party to this Agreement by executing and delivering to the Company an Instrument of Accession in the form of Exhibit B hereto (the persons described in this clause (iii) being referred to collectively as the “Investors”).

WHEREAS, the Investors are purchasing from the Company shares of its Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”) pursuant to the terms of a certain Series A Convertible Preferred Stock Agreement (the “Purchase Agreement”) dated as of the date hereof among the Company and the Investors; and

WHEREAS, it is a condition precedent to the closing of the purchase of Series A Preferred Stock pursuant to the Purchase Agreement that this Agreement be entered into by the parties hereto.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and the consummation of the sale and purchase of shares of capital stock of the Company pursuant to the Purchase Agreement, and for other valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1                                 Common Definitions. Unless otherwise defined in this Agreement, capitalized terms used in this Agreement that are defined in the Purchase Agreement shall have the meanings assigned to them in the Purchase Agreement, and the rules of construction and documentary convention set forth in the Purchase Agreement shall apply to this Agreement.

1.2                                 Certain Defined Terms. As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” means, with respect to any Person, any other Person who, directly or indirectly, controls, is controlled by or is under common control with such Person.

“Conversion Shares” shall mean shares of Common Stock issued or issuable upon conversion of the shares of Series A Preferred Stock. For the purposes of this Agreement, all of the Conversion Shares which any Investor has the right to acquire from the Company upon the conversion of any shares of Series A Preferred Stock then owned by such Investor shall be deemed to be Conversion Shares then owned by such Investor.

“OrbiMed Entities” shall mean Caduceus Private Investments II, LP, Caduceus Private Investments II (QP), LP, and UBS Juniper Crossover Fund, LLC.

“Person” means an individual, corporation, partnership, joint venture, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

“Stock” shall mean and include all shares of capital stock of the Company owned by a Stockholder, whether presently held or hereafter acquired, including, without limitation, shares of Common Stock and preferred stock of the Company, and all other securities of the Company which may be issued upon conversion or exercise of, in exchange for, or in respect of, shares of Common Stock or preferred stock. For the purposes of this Agreement, all of the shares of Stock which such Stockholder has the right to acquire from the Company upon the conversion, exercise or exchange of any of the securities of the Company then owned by such Stockholder shall be deemed to be Stock then owned by such Stockholder.

“Stockholders” shall mean and include the Investors and the Holders.

ARTICLE II

THE BOARD OF DIRECTORS; ELECTIONS

2.1                                 Number of Directors. Subject to the provisions of the certificate of incorporation of the Company, the number of directors constituting the entire Board of Directors of the Company shall be five (5), unless otherwise approved by a majority of the members of the Board of Directors, including a majority of the directors designated by holders of the Series A Preferred Stock.

2.2                                 Election of Directors. At any time at which stockholders of the Company will have the right to, or will vote for or consent in writing to, the election of directors of the Company, then, and in each such event, the Stockholders shall vote all their respective shares of Common Stock and/or Series A Preferred Stock, as applicable, to cause and maintain the election to the Board of Directors the following persons:

(a)                                            for so long as NEA Partners 11, L.P. (“NEA”) owns any Stock, two (2) designated representatives of NEA (the “NEA Directors”), whom shall be initially M. James Barrett, Ph.D. and Charles W. Newhall, III, which NEA Directors shall be directors elected by the holders of the Series A Preferred Stock, voting as a separate class;

(b)                                           for so long as any of the OrbiMed Entities (“OrbiMed”) owns any Stock, one (1) designated representative of OrbiMed (the “OrbiMed Director”), who shall be initially Michael B. Sheffery, which OrbiMed Director shall be a director elected by the holders of the Series A Preferred Stock, voting as a separate class;

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(c)                                            for so long as any shares of Common Stock are outstanding, one (1) independent person, to be designated by holders of the outstanding shares of Common Stock and acceptable to all other members of the Board of Directors of the Company (the “Independent Director”), which Independent Director shall be a director elected by the holders of the Common Stock, voting as a separate class; and

(d)                                           for so long as any shares of Common Stock are outstanding, the Chief Executive Officer of the Company (the “CEO Director”), who shall initially be Jack Khattar, which CEO Director shall be a director elected by the holders of the Common Stock, voting as a separate class; provided, that, if for any reason the CEO Director shall cease to serve as the Chief Executive Officer of the Company, each of the Stockholders shall promptly vote their respective Stock (i) to remove him from the Board of Directors if he has not resigned from such position and (ii) to elect the person who replaces him or her as Chief Executive Officer of the Company as the new CEO Director.

2.3                                 Vacancies and Removal.

(a)                                            At any time at which stockholders of the Company will have the right to, or will vote for or consent in writing to, remove any director from the Board of Directors of the Company, then, and in each such event, the Stockholders shall not vote any of their respective shares of Stock in favor of the removal of any director who shall have been designated pursuant to Section 2.2, unless the Person or Persons entitled to designate such director shall have consented to such removal in writing; provided that, if the Person or Persons entitled to designate any director pursuant to Section 2.2 shall request in writing the removal, with or without cause, of such director, the Stockholders shall vote all of their respective shares of Stock in favor of such removal.

(b)                                           If, as a result of death, disability, retirement, resignation, removal (with or without cause) or otherwise, there shall exist or occur any vacancy on the Board of Directors of the Company: (i) the Person or Persons entitled under Section 2.2 to designate such director whose death, disability, retirement, resignation or removal resulted in such vacancy, subject to the provisions of Section 2.2, may designate another individual to fill such vacancy and serve as a director on the Board of Directors; and (ii) subject to Section 2.2, the Stockholders then entitled to vote for the election of directors to the Board of Directors of the Company shall vote all of their respective shares of Stock in favor of election to the Board of Directors of such individual designated to sub-clause (i) above.

2.4                                 Observer Rights. For so long as the OrbiMed Entities own not less than fifty percent (50%) of the shares of Series A Preferred Stock the OrbiMed Entities purchases under the Purchase Agreement (or an equivalent amount of Common Stock issued upon conversion thereof) (appropriately adjusted to reflect any stock split, stock dividend, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capitalization of the Company), the OrbiMed Entities may, with notice to the Company, designate one individual who shall be reasonably satisfactory to the Board of Directors of the Company to attend all meetings of the Board of Directors of the Company in a non-voting observer capacity. Such observer shall have the right to receive notice of all meetings of the Board of Directors of the Company and to receive all other information made available to the directors, except such information as the Board of Directors of the Company reasonably believes

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may be injurious or disruptive to the business and affairs of the Board of Directors of the Company or the Company. Notwithstanding the foregoing, the failure of such observer to be given notice of a meeting of the Board of Directors of the Company or to attend such meeting shall not in any way affect the authority of the Board of Directors of the Company to have or to adopt resolutions at such meeting or the legitimacy of any actions taken by the Board at such meeting. Such observer may participate in discussions of matters brought at each meeting of the Board of Directors of the Company, provided, that nothing in this Section 2.4 shall be construed as to confer any other function, position or title to such observer. Notwithstanding the foregoing, in the event that a majority of the members of the Board of Directors of the Company reasonably determines that such observer’s attendance at such meeting or access to documents or information in connection therewith could adversely affect the attorney-client privilege between the Company and its counsel, result in disclosure of trade secrets or a conflict of interest, or that the institution that such observer represents is a competitor of the Company, then a majority of the members of the Board of Directors of the Company shall have the discretion to exclude such observer from any meeting, or portion thereof, and, in addition, the Company shall not send any materials relating to such meeting, or portion thereof, to any such observer.

2.5                                 Attendance at Meetings. Each of the Stockholders shall attend, in person or by proxy to the extent reasonably practicable, and vote its shares of the capital stock of the Company in accordance with this Agreement at, each annual meeting of the stockholders of the Company and each special meeting of the stockholders of the Company involving the election of directors of the Company.

2.6                                 Committees of the Board of Directors. The Board of Directors of the Company shall establish (a) a Compensation Committee (which shall be charged with administering all equity compensation plans and arrangements and making all recommendations to the Board of Directors of the Company regarding all management compensation levels and arrangements), and (b) such other committees as the Board of Directors shall deem necessary or convenient from time to time. Except to the extent otherwise required by applicable law or regulation, (i) the Compensation Committee shall consist of no more than three (3) members, one of whom shall be the NEA Director who shall chair the Compensation Committee and (ii) each other committee shall consist of a majority of members who are non-employee directors, including at least one NEA Director. The Board of Directors of the Company shall have the power and authority to accept or reject any recommendation of the Compensation Committee but shall not be authorized to approve a change in an employee’s compensation level or arrangement if such change was not recommended by the Compensation Committee.

ARTICLE III

MISCELLANEOUS

3.1                                 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered or three (3) days after mailing by first class, registered or certified mail (air mail if to or from outside the United States), return receipt requested, postage prepaid, if to each Holder or Investor at his or its respective address set forth on Exhibit A hereto or on the Instrument of Accession pursuant to which he or it became a party to this Agreement, and if to the Investors, at their respective addresses set forth on Exhibit A

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hereto or to such other address as the addressee shall have furnished to the other parties hereto in the manner prescribed by this Section 3.1.

3.2                                 Transfers, Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, personal representatives, successors and permitted assigns and shall be binding upon any person, firm, company or other entity to whom any shares of Stock are transferred (even if in violation of the provisions of this Agreement) and the heirs, executors, personal representatives, successors and assigns of such person, firm, company or other entity and as a condition to such transfer, each such transferee shall execute and deliver an Instrument of Accession in the form of Exhibit B agreeing to be bound by the provisions of this Agreement. No provision of this Agreement shall be construed to provide a benefit to any party hereto who no longer owns any Stock.

3.3                                 Termination.

(a)                                            This Agreement shall terminate (i) upon the completion of a fully underwritten, firm commitment public offering pursuant to an effective registration under the Securities Act covering the offering or sale by the Company of its Common Stock in which (x) the gross proceeds received by the Company shall be at least $35 million, and (y) the price paid by the public for such shares shall be at least three (3) times the original purchase price per share paid to the Company for the Series A Preferred Stock pursuant to the Purchase Agreement (appropriately adjusted to reflect any subdivision or combination of the Common Stock) or (ii) immediately prior to the consummation of any consolidation or merger of the Company into or with any other entity or entities (except a consolidation or merger with or into a wholly-owned subsidiary of the Company, or except a consolidation or a merger in which the Company’s voting shares outstanding immediately prior to such transaction continue to represent a majority by voting power of the voting shares of the corporation outstanding immediately following the transaction).

(b)                                           Upon the termination of this Agreement under this Section 3.3, except as otherwise set forth herein, the restrictions and obligations set forth herein shall terminate and be of no further effect, except that such termination shall not affect rights perfected or obligations incurred under this Agreement prior to such termination, and the Company, upon the request of Stockholder, shall issue to such requesting Stockholder certificate(s) representing such holder’s shares without the legend required by Section 3.4 herein upon the surrender of the certificate(s) representing such shares to the Company.

3.4                                 Restrictive Legend. During the term of this Agreement, the certificate(s) evidencing the Stock subject to this Agreement may be inscribed by the Company with the following legend, or one substantially similar thereto:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO VOTING AGREEMENTS AS SET FORTH IN A STOCKHOLDERS’ VOTING AGREEMENT AS AMENDED FROM TIME TO TIME, A COPY OF WHICH THE COMPANY WILL FURNISH TO THE HOLDER OF THIS CERTIFICATE UPON REQUEST AND WITHOUT CHARGE.

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3.5                                 Entire Agreement. This Agreement (including any and all exhibits, schedules and other instruments contemplated thereby) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings between them or any of them as to such subject matter.

3.6                                 No Waiver and Further Agreements. Any waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of that provision or of any other provision hereof. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as any other party may reasonably require in order to effectuate the terms and purposes of this Agreement.

3.7                                 Amendments and Waivers.

(a)                                            Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and Investors holding at least a majority in interest of the outstanding Conversion Shares; provided, however, that (i) (A) Section 2.2(a) shall not be amended, waived or modified without the consent of NEA; (B) Section 2.2(b) shall not be amended, waived or modified without the consent of OrbiMed; and (C) Sections 2.2(c) and 2.2(d) shall not be amended, waived or modified without the consent of the Company and Holders holding at least a majority in interest of the outstanding shares of Stock then owned collectively by the Holders, (ii) no such amendment, waiver or modification that would adversely affect the rights of, or impose any additional obligation on, any Investor under this Agreement in a manner which is not the same as or similar in all material respects to the manner in which the other Investors would be affected shall be effective without the prior written consent of that Investor, and (iii) no such amendment, waiver or modification to (I) Sections 3.7(a)(i) shall be effective without the prior written unanimous consent of all of the Investors and (II) any other provision of Section 3.7 that is for the benefit of one or more Investors but not for all of the Investors or that would be more favorable to one or more Investors shall be effective without the prior written consent of holders of at least a majority in interest of the outstanding Conversion Shares held by the disinterested or less favored Investors, as the case may be. Any such amendment or modification effected in accordance with this Section 3.7 shall be binding on all parties hereto, even if they do not execute such amendment, modification or consent.

(b)                                           The Company shall deliver copies of such consent in writing to any holders of any Shares who did not execute such consent. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

3.8                                 Governing Law. This agreement shall be governed by and construed in accordance with the State of Delaware, without giving effect to the principles of the conflicts of laws thereof.

3.9                                 Additional Parties. The Company shall take all necessary action to ensure that each person who shall after the date hereof acquires any issued and outstanding shares of the capital stock of the Company or securities of the Company exercisable or convertible into such number of shares of capital stock of the Company shall become a party to this Agreement by

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executing and delivering to the Company an Instrument of Accession in the form of Exhibit B hereto, and such additional party shall thereafter be added to Exhibit A hereto and be deemed an Investor or Holder, as the case may be, for all purposes of this Agreement without the requirement of consent of the other parties hereto.

3.10                           Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

3.11                           Section Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

3.12                           Aggregation. All shares of Stock held or acquired by affiliates of Investors shall be aggregated together for purposes of determining availability of any rights under this Agreement.

3.13                           Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in more than one counterpart, each of which shall be deemed to be an original and which, together, shall constitute one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties have duly executed this Stockholders’ Voting Agreement as of the date first above written.

SUPERNUS PHARMACEUTICALS, INC.

	By:	/s/ Jack Khattar
	Name:	Jack Khattar
	Title:	President & CEO

HOLDERS:

/s/ Jack Khattar
Jack Khattar

[Signature Page to Stockholders’ Voting Agreement]

INVESTORS:

NEW ENTERPRISE ASSOCIATES 11, LIMITED PARTNERSHIP

By:	NEA Partners 11, Limited Partnership, its general partner
By:	NEA 11 GP, LLC, its general partner

By:	/s/ Eugene A. Trainor	, Manager

NEA VENTURES 2005, LIMITED PARTNERSHIP

By:	/s/ Pamela J. Clark	, Vice President

[Signature Page to Stockholders’ Voting Agreement]

INVESTORS:

CADUCEUS PRIVATE INVESTMENTS II, LP

By:	OrbiMed Capital II LLC
Its:	General Partner

By:	/s/ Michael Sheffery
Name:	Michael Sheffery
Title:	General Partner

CADUCEUS PRIVATE INVESTMENTS (QP) II, LP

By:	OrbiMed Capital II LLC
Its:	General Partner

By:	/s/ Michael Sheffery
Name:	Michael Sheffery
Title:	General Partner

UBS JUNIPER CROSSOVER FUND, L.L.C.

By:	OrbiMed Advisors LLC
Its:	Member

By:	/s/ Michael Sheffery
Name:	Michael Sheffery
Title:	General Partner

[Signature Page to Stockholders’ Voting Agreement]

INVESTORS:

SHIRE LABORATORIES INC.

By:	/s/ Scott Applebaum
Name:	Scott Applebaum
Title:	Secretary

[Signature Page to Stockholders’ Voting Agreement]

EXHIBIT A

SUPERNUS PHARMACEUTICALS, INC.

Names and Addresses

HOLDERS:

Jack Khattar

INVESTORS:

New Enterprise Associates 11, Limited Partnership

1119 St. Paul Street

Baltimore, MD 21202

NEA Ventures 2005, Limited Partnership

1119 St. Paul Street

Baltimore, MD 21202

Caduceus Private Investments II, LP

c/o OrbiMed Advisors LLC

767 Third Avenue, 30th Floor

New York, NY 10017

Attn: Michael B. Sheffery

Caduceus Private Investments II (QP), LP

c/o OrbiMed Advisors LLC

767 Third Avenue, 30th Floor

New York, NY 10017

Attn: Michael B. Sheffery

UBS Juniper Crossover Fund, LLC

c/o OrbiMed Advisors LLC

767 Third Avenue, 30th Floor

New York, NY 10017

Attn: Michael B. Sheffery

Shire Laboratories Inc.

c/o 11200 Gundry Lane

Owings Mills, Maryland 21117

Attention:  Richard Couch

EXHIBIT B

SUPERNUS PHARMACEUTICALS, INC.
INSTRUMENT OF ACCESSION

The undersigned,_________________, in order to become the owner or holder of _________ shares of the capital stock of Supernus Pharmaceuticals, Inc., a Delaware corporation (the “Company”), hereby agrees to become a party to the Stockholders’ Voting Agreement (the “Agreement”) dated as of December 22, 2005, among the Company and the other parties thereto, and to be bound by all provisions thereof. The undersigned agrees to become a [Investor] [Holder] (as defined in the Agreement) under the terms of the Agreement. This Instrument of Accession shall take effect and shall become a part of said Agreement immediately upon execution by the undersigned hereto and acceptance thereof by the Company.

EXECUTED as a contract under seal as of the date set forth below:

Signature:

Name:

By:

Address:

Social Security No.:

Date:

Accepted :

SUPERNUS PHARMACEUTICALS, INC.

By:
Name:
Title:

Date:

AMENDMENT NO. 1 TO
STOCKHOLDERS’ VOTING AGREEMENT

This AMENDMENT NO. 1 TO STOCKHOLDERS’ VOTING AGREEMENT (this “Amendment”) is made as of February 3, 2006, by and among Supernus Pharmaceuticals, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), and the Investors listed on Exhibit A attached to the Voting Agreement (as defined below). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Voting Agreement (as defined below).

WHEREAS, pursuant to the terms of the Series A Convertible Preferred Stock Agreement by and among the Company and the Investors dated as of December 22, 2005, as amended by Amendment No. 1 dated as of the date hereof (collectively, the “Purchase Agreement”), the Company proposes to issue and sell to certain existing and new investors an aggregate of Seventeen Million Five Hundred Thousand (17,500,000) shares of Series A Preferred Stock at the Second Closing (as defined in the Purchase Agreement);

WHEREAS, the parties hereto desire to amend the Stockholders’ Voting Agreement dated as of December 22, 2005 (the “Voting Agreement”), by and among the Company, the Holders and the Investors;

WHEREAS, pursuant to Section 3.7(a) of the Voting Agreement, the written consent of the Company and Investors holding a majority in interest of the outstanding Conversion Shares is required to amend the Voting Agreement;

WHEREAS, the undersigned Investors represent the holders of at least a majority of the outstanding Conversion Shares; and

WHEREAS, it is a condition precedent to the Second Closing of the purchase of Series A Preferred Stock pursuant to the Purchase Agreement that this Amendment be entered into by the parties hereto;

NOW THEREFORE, in consideration of the mutual covenants herein contained and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                                      Section 1.2 of the Voting Agreement shall be amended to add the following definition:

““Abingworth” shall mean Abingworth Bioventures IV LP and Abingworth Bioventures IV Executives LP.”

2.                                      Section 2.1 of the Voting Agreement shall be amended and restated in its entirety to read as follows:

“2.1        Number of Directors. Subject to the provisions of the certificate of incorporation of the Company, the number of directors constituting the entire Board of Directors of the Company shall be nine (9), unless otherwise approved by a majority of the members of the Board of Directors, including a majority of the directors designated by holders of the Series A Preferred Stock.”

3.                                      Section 2.2 of the Voting Agreement shall be amended to add the following provisions:

“(e)                            three (3) people to be designated by any member of the Board of Directors of the Company, subject to the approval of a majority of the other members of the Board of Directors of the Company (the “Group Directors”), which Group Directors shall be directors elected by the holders of the Common Stock and the Series A Preferred Stock, voting together as a single class; and

(f)                                   for so long as Abingworth owns any Stock, one (1) designated representative of Abingworth (the “Abingworth Director”), who shall be initially Michael F. Bigham, which Abingworth Director shall be a director elected by the holders of the Series A Preferred Stock, voting as a separate class.

4.                                      Section 3.7(a)(i) of the Voting Agreement shall be amended to add the following provisions:

“and (D) Section 2.2(f) shall not be amended, waived or modified without the consent of Abingworth,”

5.                                      Exhibit A to the Voting Agreement shall be replaced in its entirety with the Schedule of Holders and Investors attached as Exhibit A to this Amendment.

6.                                      Entire Agreement. This Amendment and the Voting Agreement (including any and all exhibits, schedules and other instruments contemplated hereby and thereby) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings between them or any of them as to such subject matter. Except as amended by this Amendment, the Voting Agreement remains in full force and effect.

7.                                      Governing Law. This Amendment shall be governed by and construed in accordance with the State of Delaware, without giving effect to the principles of the conflicts of laws thereof.

8.                                      Severability. If any provision of this Amendment shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Amendment, and this Amendment shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

9.                                      Counterparts. This Amendment may be executed and delivered (including by facsimile transmission) in more than one counterpart, each of which shall be deemed to be an original and which, together, shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have duly executed this Amendment No. 1 to Stockholders’ Voting Agreement as of the date first above written.

SUPERNUS PHARMACEUTICALS, INC.

By:	/s/ Jack Khattar
Name:	Jack Khattar
Title:	President & CEO

[Signature Page to Amendment No. 1 to Stockholders’ Voting Agreement]

INVESTORS:

NEW ENTERPRISE ASSOCIATES 11, LIMITED PARTNERSHIP

By: NEA Partners 11, Limited Partnership, its general partner

By: NEA 11 GP, LLC, its general partner

By:	/s/ Eugene A. Trainor	, Manager
Eugene A. Trainor, III

NEA VENTURES 2005, LIMITED PARTNERSHIP

By:	/s/ Pamela J. Clark	, Vice President
Pamela J. Clark

[Signature Page to Amendment No. 1 to Stockholders’ Voting Agreement]

INVESTORS:

CADUCEUS PRIVATE INVESTMENTS II, LP

By:	OrbiMed Capital II LLC
Its:	General Partner

By:	/s/ Michael Sheffery
Name:	Michael Sheffery
Title:	General Partner

CADUCEUS PRIVATE INVESTMENTS (QP) II, LP

By:	OrbiMed Capital II LLC
Its:	General Partner

By:	/s/ Michael Sheffery
Name:	Michael Sheffery
Title:	General Partner

UBS JUNIPER CROSSOVER FUND, L.L.C.

By:	OrbiMed Advisors LLC
Its:	Member

By:	/s/ Michael Sheffery
Name:	Michael Sheffery
Title:	General Partner

[Signature Page to Amendment No. 1 to Stockholders’ Voting Agreement]

INVESTORS:

SHIRE LABORATORIES INC.

By:	/s/ Angus Russell
Name:	Angus Russell
Title:	Director

[Signature Page to Amendment No. 1 to Stockholders’ Voting Agreement]

EXHIBIT A

SUPERNUS PHARMACEUTICALS, INC.

Names and Addresses

HOLDERS:

Jack Khattar

INVESTORS:

New Enterprise Associates 11, Limited Partnership

1119 St. Paul Street

Baltimore, MD 21202

NEA Ventures 2005, Limited Partnership

1119 St. Paul Street

Baltimore, MD 21202

Caduceus Private Investments II, LP

c/o OrbiMed Advisors LLC

767 Third Avenue, 30th Floor

New York, NY 10017

Attn: Michael B. Sheffery

Caduceus Private Investments II (QP), LP

c/o OrbiMed Advisors LLC

767 Third Avenue, 30th Floor

New York, NY 10017

Attn: Michael B. Sheffery

UBS Juniper Crossover Fund, LLC

c/o OrbiMed Advisors LLC

767 Third Avenue, 30th Floor

New York, NY 10017

Attn: Michael B. Sheffery

Shire Laboratories Inc.

c/o 11200 Gundry Lane

Owings Mills, Maryland 21117

Attention: Richard Couch

Abingworth Bioventures IV LP

38 Jermyn Street

London SW1Y 6DN

Attention: General Counsel

with a copy to:

Abingworth Management, Inc.

890 Winter Street

Waltham, MA 02451

Abingworth Bioventures IV Executives LP

38 Jermyn Street

London SW1Y 6DN

Attention: General Counsel

with a copy to:

Abingworth Management, Inc.

890 Winter Street

Waltham, MA 02451